UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):    December 23, 2004
                                                 -------------------------------


                         CALIFORNIA WATER SERVICE GROUP
             (Exact name of registrant as specified in its charter)


            Delaware                  1-13883                77-0448994
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(State or other jurisdiction        (Commission           (I.R.S. Employer
     of Incorporation)               File Number)        Identification No.)


    1720 North First Street, San Jose, CA.                  95112
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   (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code             1-408-367-8200
                                                   -----------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The response to this Item is  incorporated  by reference to the response to Item
1.02 of this report.

Item 1.02 Termination of a Material Definitive Agreement

Effective December 23, 2004, the Company entered into two unsecured credit facilities with Bank of America, N.A. The first agreement is for a $45 million credit facility for California Water Service Company (Cal Water), a 100% owned subsidiary of the registrant. The second agreement is for a $10 million credit facility for California Water Service Group (Group) and its other wholly-own subsidiaries. Interest under both agreements is variable based on margin spreads against either the bank's prime rate or the London Inter-Bank Offered Rate (LIBOR). Both agreements require a consecutive 30-day out- of- debt period during any 24 month consecutive period. In addition, the Cal Water and the Group agreements require the borrowing balance to be below $10 million and $5 million, respectively, for a 30-day consecutive period for any 12 month consecutive period. Both agreements have a covenant requiring debt as a percent of total capitalization to be less than 67%. The agreements include usual and customary covenants for credit facilities of this type, including specific use of funds, reporting requirements, limitations on other debts, limitations on liens and maintenance of assets. Repayment of borrowings under the agreements may be accelerated in the event of failure to make payment and breach of certain covenants. The agreements terminate April 30, 2007.

These new agreements terminate and replace two credit facilities, as amended, both dated February 28, 2003. At the time of the termination, the first agreement was for $45 million for California Water Service Company and the second was for $10 million for California Water Service Group and its other wholly-owned subsidiaries. These terminated agreements would have expired April 30, 2005. No borrowings were outstanding under the terminated agreements at the time of their termination and no early termination penalties were incurred. The first credit facility had a letter of credit of $0.5 million outstanding at time of termination, which was transferred to the new facility.

The primary purpose of the credit agreements is to provide short-term financing to meet seasonal needs of the business. In addition, the facilities are used to provide short-term financing for capital expenditures and acquisitions until long-term financing is obtained.

The foregoing summary of the terms of the agreements does not purport to be complete and is qualified in its entirety by reference to the agreements attached hereto as exhibits.

Item 2.03 Creation of a Direct Financial Obligation

The registrant  incorporates by reference the  information  submitted under Item
1.01 above with respect to entry into the credit agreements. As no borrowings have yet been made under the credit agreement, no material direct financial obligation has arisen or been created under either facility.

Item 9.01 Financial Statements and Exhibits.

The exhibit list is incorporated by reference to the Exhibit Index included with this report.

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


                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CALIFORNIA WATER SERVICE GROUP
                                  (Registrant)



Date: February 8, 2005                By: /s/ Richard D. Nye
                                          ------------------
                                           Richard D. Nye
                                           Vice President,
                                           Chief Financial Officer and Treasurer



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

                                  EXHIBIT INDEX

    Exhibit
     Number                           Description of Exhibits
     ------                           -----------------------

      10.1 $10,000,000 Business Loan Agreement between Bank of America, N.A. and California Water Service Group, CWS Utility Services, New Mexico Water Service Company, Washington Water Service Company, and Hawaii Water Service Company, Inc dated December 23, 2004.

      10.2 $45,000,000 Business Loan Agreement between Bank of America, N.A. and California Water Service Company dated December 23, 2004.


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